Exhibit 99.1
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                                FONAR CORPORATION

Fonar MRI news @ aol . com                               Inventor of MR Scanning
For    Immediate   Release                               An   ISO  9001  Company

Contact:    Daniel  Culver                               110    Marcus     Drive
Director of Communications                               Melville,   N.Y.  11747
Web site:    www.fonar.com                               Tel:    (631)  694-2929
Email:invest2008@fonar.com                               Fax:    (631)  390-1709
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                 FONAR Receives NASDAQ Notice of Non-compliance

MELVILLE, NEW YORK, July 11, 2008 - FONAR Corporation (NASDAQ-FONR), the Inventor of MRI Scanning(TM), announced today, that on July 8, 2008, FONAR (the "Company") received a letter from The NASDAQ Stock Market LLC indicating that the Company is not in compliance with Marketplace Rules 4350(e) and 4350(g) due to the fact that it has not yet solicited proxies and held its annual meeting for the fiscal year ended June 30, 2007. As a result, the notice indicated that the Company's securities would be subject to delisting from The NASDAQ Capital Market unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel. The Company intends to request a hearing at which it will request continued listing based upon its plan to solicit proxies and hold the annual meeting. However, there can be no assurance the Panel will grant the Company's request for continued listing.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission.

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